UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 S. Hewitt Street, Los Angeles, California		90013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Conversion of Series B Preferred Stock

On October 14, 2016, a holder of OriginClear, Inc.’s (the “Company”) Series B Preferred Stock converted 3,334 shares of the Company’s Series B Preferred Stock into an aggregate of 50,010,000 shares of the Company’s common stock. The shares of common stock issued included 16,670,000 shares issued upon conversion of the 3,334 shares of Series B Preferred Stock at $0.03 per share and 33,340,000 shares as a one-time make good issuance as per the Certificate of Designation of Series B Preferred Stock and agreement between the Company and the holder.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) since, among other things, the transactions did not involve a public offering.

Private Placement

Between September 30, 2016 and October 19, 2016, the Company sold, in a private placement, an aggregate of 3,500,000 shares of its common stock to accredited investors for an aggregate consideration of $35,000 (the “Offering”). The shares issued in this Offering are subject to price protection for a period of one year from the issuance of the shares providing that under certain circumstances, the Company will issue additional shares of common stock of the Company for no additional consideration to the subscribers thereunder. The subscribers agree to the lock-up provision, under which subject to certain terms and conditions therein, the subscribers shall not sell any of their shares of common stock of the Company obtained in this Offering for a period of twelve months.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Make Good Issuances

In connection with certain one-time make good agreements, on September 30, 2016, the Company issued an aggregate of 6,235,191 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Consultant Issuances

On September 30, 2016, the Company issued to consultants an aggregate of 3,270,349 shares of the Company’s common stock in lieu of cash consideration.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 20, 2016	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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